Exhibit 10.14
EIGHTH OMNIBUS AMENDMENT
(Apple Ridge Funding LLC)
THIS Eighth Omnibus Amendment (this “Amendment”) is entered into this 11th day of September, 2013 for the purpose of making amendments to the documents described in this Amendment.

WHEREAS, this Amendment is among (i) Cartus Corporation, a Delaware corporation (“Cartus”), (ii) Cartus Financial Corporation, a Delaware corporation (“CFC”), (iii) Apple Ridge Services Corporation, a Delaware corporation (“ARSC”) (iv) Apple Ridge Funding LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), (v) Realogy Group LLC (f/k/a Realogy Corporation), a Delaware limited liability company (“Realogy”), (vi) U.S. Bank National Association, a national banking association (“U.S. Bank”), as indenture trustee (the “Indenture Trustee”), paying agent, authentication agent, and transfer agent and registrar, (vii) the Managing Agents party to the Note Purchase Agreement defined below, and (viii) Crédit Agricole Corporate and Investment Bank (“CA-CIB”), as Administrative Agent and Lead Arranger (the “Administrative Agent”).

WHEREAS, this Amendment relates to the following documents (as such documents have previously been amended):
(i) Purchase Agreement, dated as of April 25, 2000 (the “Purchase Agreement”), by and between Cartus and CFC;

(ii) Master Indenture, dated as of April 25, 2000 (the “Master Indenture”), by and between the Issuer and U.S. Bank, as indenture trustee, paying agent, authentication agent and transfer agent and registrar;

(iii) Transfer and Servicing Agreement, dated as of April 25, 2000 (the “Transfer and Servicing Agreement”), by and among ARSC, as transferor, Cartus, as originator and servicer, CFC, as originator, the Issuer, as transferee, and the Indenture Trustee;

(iv) Series 2011-1 Indenture Supplement, dated as of December 16, 2011 (the “Indenture Supplement”), by and between the Issuer and U.S. Bank, as indenture trustee, paying agent, authentication agent and transfer agent and registrar; and

(v) Note Purchase Agreement, dated as of December 14, 2011 (the “Note Purchase Agreement”), among the Issuer, Cartus, as Servicer, the financial institutions and commercial paper conduits party thereto and the Administrative Agent, relating to the Series 2011-1 Secured Variable Funding Notes.
WHEREAS, the Purchase Agreement, the Master Indenture, the Transfer and Servicing Agreement, the Indenture Supplement and the Note Purchase Agreement are collectively referred to in this Amendment as the “Affected Documents”; and

WHEREAS, terms used in this Amendment and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement, and, if not defined therein, as defined in the Master Indenture.

NOW, THEREFORE, the parties hereto hereby recognize and agree:

1.	Amendments to Purchase Agreement. Effective as of the date hereof, the Purchase Agreement is hereby amended as follows:
(a) Clause (f) of the definition of “Eligible Receivable” in Appendix A of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
(f) that is not a Defaulted Receivable and, in the case of a Billed Receivable for which the related Obligor is a Foreign Obligor, has not been outstanding for more than 60 days after the due date thereof;
(b) The definition of “Realogy” in Appendix A of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Realogy” shall mean Realogy Group LLC (f/k/a Realogy Corporation), a Delaware limited liability company, and any successors thereto.

2.	Amendments to Master Indenture. Effective as of the date hereof, the Master Indenture is hereby amended as follows:
(a) The definitions of “Obligor Limit” and “Overconcentration Amount” in Section 1.01 of the Master Indenture are hereby amended and restated in their entirety to read as follows:
“Obligor Limit” shall mean, as of any date of determination, (a) with respect to each Obligor having an unsecured long-term debt rating (or equivalent shadow rating) of “A+” or better from S&P and “A1” or better from Moody's, 6% of the Aggregate Receivable Balance, (b) with respect to each Obligor having an unsecured long-term debt rating (or equivalent shadow rating) of less than “A+” but “BBB” or better from S&P and less than “A1” but “Baa2” or better from Moody's, 4% of the Aggregate Receivable Balance, (c) with respect to each Obligor having an unsecured long-term debt rating (or equivalent shadow rating) of “BBB-” from S&P or of “Baa3” from Moody's, 2% of the Aggregate Receivable Balance, (d) notwithstanding any other provision herein to the contrary, with respect to each Obligor not having an unsecured long-term debt rating (or equivalent) from S&P or Moody's (each such Obligor a “Non-Rated Obligor”), either (i) (x) 5% of the Aggregate Receivable Balance, if such Non-Rated Obligor has the largest Modified Receivable Balance among all Non-Rated Obligors and if such Obligor constitutes a Specified Non-Rated Obligor or (y) 3% of the Aggregate Receivable Balance, if such Non-Rated Obligor has the largest Modified Receivable Balance among all Non-Rated Obligors and if such Obligor does not constitute a Specified Non-Rated Obligor, (ii) 2.5% of the Aggregate Receivable Balance, if such Non-Rated Obligor has the second largest Modified Receivable Balance among all Non-Rated Obligors, (iii) 1.5% of the Aggregate Receivable Balance, if such Non-Rated Obligor has the third largest Modified Receivable Balance among all Non-Rated Obligors or (iv) 1% of the Aggregate Receivable Balance for all other Non-Rated Obligors and (e) with respect to each Obligor having an unsecured long-term debt rating (or equivalent shadow rating) of less than “BBB-” from S&P or of less than “Baa3” from Moody's, 1% of the Aggregate Receivable Balance; provided that, for purposes of calculating the Obligor Limits, each Obligor which has a long-term debt rating from only one of S&P and Moody's will be treated as if it was rated by both agencies at one level below its actual rating; provided, further that, notwithstanding the foregoing, certain Obligors shall have separate Obligor Limits, as set forth in that certain letter agreement, dated September 11, 2013, between the Issuer and the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof. For purposes of calculating the Obligor Limits, no Obligor shall be deemed to have a debt rating based solely on the rating of any Affiliate unless that Affiliate is contractually obligated on the related Receivable of such Obligor, in which event that Obligor and such Affiliate shall be treated as a single Obligor. If an Obligor's unsecured long-term debt rating (or equivalent shadow rating) results in two different Obligor Limits (because of differences in the long-term unsecured debt ratings assigned by each of the Rating Agencies), the Obligor Limit for such Obligor will be the lower of the two different Obligor Limits.
“Overconcentration Amount” shall mean, as of any date of determination, an amount equal to the sum of: (a) the greater of: (i) the excess, if any, of (A) the aggregate Modified Receivable Balances owing by (or, if less, the Obligor Limits of) the Obligors (excluding the Special Obligor and the Eligible Governmental Obligors) who are the Obligors in respect of the five largest aggregate Modified Receivable Balances over (B) an amount equal to 25% of the Aggregate Receivable Balance, and (ii) the excess, if any, of (A) the aggregate Modified Receivable Balances owing by (or, if less, the Obligor Limits of) the Obligors (excluding the Special Obligor and the Eligible Governmental Obligors) who are the Obligors in respect of the ten largest aggregate Modified Receivable Balances over (B) an amount equal to 35% of the Aggregate Receivable Balance, plus (b) the sum of the aggregate amount with respect to each Obligor (excluding Eligible Governmental Obligors) of the excess, if any, of (i) the aggregate Modified Receivable Balance owing by such Obligor over (ii) the Obligor Limit with respect to such Obligor, plus (c) the amount by which the aggregate Modified Receivable Balances owning by all Foreign Obligors exceeds 5% of the Aggregate Receivable Balance, plus (d) the sum of the aggregate amounts, with respect to each Eligible Governmental Obligor, of the excess, if any, of the Modified Receivable Balance owning by such Eligible Governmental Obligor over 1% of the Aggregate Receivables Balance.
(b) The following definition of “Specified Non-Rated Obligor” is added to Section 1.01 of the Master Indenture in the appropriate alphabetical order:
“Specified Non-Rated Obligor” shall mean any Non-Rated Obligor that qualifies as a “Specified Non-Rated Obligor,” as specified in that certain letter agreement, dated September 11, 2013, by and between the Issuer and the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

3.	Amendments to Transfer and Servicing Agreement. Effective as of the date hereof, the Transfer and Servicing Agreement is hereby amended as follows:
(a) The definition of “Leverage Ratio” in Section 1.01 of the Transfer and Servicing Agreement is hereby amended to replace “April 10, 2007” with “March 5, 2013”.
(b) The definition of “Realogy Credit Agreement” in Section 1.01 of the Transfer and Servicing Agreement is hereby amended and restated in its entirety to read as follows:
“Realogy Credit Agreement” shall mean that certain Amended and Restated Credit Agreement dated as of March 5, 2013 among Realogy Intermediate Holdings LLC, Realogy, the lenders and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

(c) The definition of “Specified Realogy Credit Agreement” in Section 1.01 of the Transfer and Servicing Agreement is hereby amended and restated in its entirety to read as follows:
“Specified Realogy Credit Agreement” means the Realogy Credit Agreement filed on May 1, 2013 in the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System as Exhibit 10.4 to the Performance Guarantor's 10-Q filing.

4.	Amendment to Indenture Supplement. Effective as of the date hereof, the Indenture Supplement is hereby amended as follows:
(a) The definitions of “Aggregate Term-Out Deposit Amount”, “Applicable Purchase Group”, “Program Termination Date”, “Term-Out Deposit Amount”, “Term-Out Period” and “Term-Out Period Account” in Section 1.01 of the Indenture Supplement are hereby deleted in their entirety.

(b) The definitions of “Amortization Period”, “Fee Letter”, “Minimum Enhancement Percentage”, “Realogy”, “Series Outstanding Amount” and “Series 2011-1 Tranche Rate” in Section 1.01 of the Indenture Supplement are hereby amended and restated in their entirety to read as follows:
“Amortization Period” shall mean the period commencing at the earliest to occur of (a) the close of business on the Commitment Termination Date and (b) the close of business on the Business Day immediately preceding the day on which an Amortization Event has occurred, and ending on the date on which (x) the Series Outstanding Amount shall have been paid in full, together with all accrued interest thereon, and (y) all amounts owed to the Administrative Agent, the Managing Agents and the Purchasers under the Indenture Supplement and the Note Purchase Agreement shall have been paid in full.
“Fee Letter” shall mean that certain Second Amended and Restated Fee Letter, dated September 11, 2013, by and among the Issuer, the Administrative Agent and the Managing Agents in connection with the Note Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Minimum Enhancement Percentage” shall mean, for any Distribution Date: (i) 11% so long as the Average Days Outstanding is less than 75 days; (ii) 12% if the Average Days Outstanding is greater than or equal to 75 days but less than 90 days, (iii) 13.5% if the Average Days Outstanding is greater than or equal to 90 days but less than 100 days, (iv) 15.5% if the Average Days Outstanding is greater than or equal to 100 days but less than 120 days and (v) otherwise, 18%; provided that, upon the occurrence of a Leverage Ratio Trigger Event, the “Minimum Enhancement Percentage” shall be 2% higher than otherwise applicable pursuant to this definition until the Issuer's delivery thereafter of the first quarterly or annual financial statements of Realogy pursuant to Section 5.01(c) of the Note Purchase Agreement showing that no Leverage Ratio Trigger Event exists.
“Realogy” shall mean Realogy Group LLC (f/k/a Realogy Corporation), a Delaware limited liability company, and any successors thereto.
“Series Outstanding Amount” shall mean, as of any date of determination, an amount equal to (i) the Initial Series Outstanding Amount plus (ii) the aggregate amount of all Increases minus (iii) the aggregate amount of all Decreases minus (iv) without duplication, the aggregate amount of all Monthly Principal previously paid to the Series 2011-1 Noteholders.

“Series 2011-1 Tranche Rate” shall mean, at any time during an Interest Period (i) with respect to any CP Tranche, the CP Rate, (ii) with respect to any Eurodollar Tranche, the Eurodollar Rate, and (iii) with respect to any Base Rate Tranche, the sum of the Alternate Base Rate plus the Base Rate Margin, as applicable, provided, however, that, if any principal or interest on the Series 2011-1 Notes is not paid in full when the same shall have become required to be paid, or if any Amortization Event has occurred and is continuing, then the Series 2011-1 Tranche Rate with respect to any Tranche shall be the Alternate Base Rate plus 2.0% (or, upon the occurrence of a Leverage Ratio Trigger Event and until the Issuer's delivery thereafter of the first quarterly or annual financial statements of Realogy pursuant to Section 5.01(c) of the Note Purchase Agreement showing that no Leverage Trigger Event exists, 2.25%), with respect to such deficiency or with respect to any interest accrued on the Series 2011-1 Notes after the occurrence of such Amortization Event.
(c) Clause (a) in Section 3.02 of the Indenture Supplement is hereby amended to delete “the sum of” and “and the Aggregate Term-Out Deposit Amount” in the first sentence thereto.

(d) The last sentence in Section 4.03 of the Indenture Supplement is hereby amended to delete “; provided that, during a Term-Out Period with respect to any Purchaser Group, such Purchaser Group's allocable share of Monthly Principal shall be deposited into its Term-Out Period Account” thereto.

(e) Section 4.08 of the Indenture Supplement is hereby deleted in its entirety.

(f) Clause (x) in Section 6.01 of the Indenture Supplement is hereby amended to be restated in its entirety to read as follows:
[Reserved];

5.	Amendments to Note Purchase Agreement. Effective as of the date hereof, the Note Purchase Agreement is hereby amended as follows:

(a) The definitions of “Nonrenewing Group”, “Nonrenewing Purchaser”, “Program Termination Date”, “Term-Out Deposit Amount” and “Term-Out Period” in Section 1.01 of the Note Purchase Agreement are hereby deleted in their entirety.

(b) The definitions of “Commitment Termination Date” and “Realogy” in Section 1.01 of the Note Purchase Agreement are hereby amended and restated in their entirety to read as follows:
“Commitment Termination Date” means September 10, 2014, or such later date to which the Commitment Termination Date may be extended in accordance with Section 2.11 of this Agreement.

“Realogy” shall mean Realogy Group LLC (f/k/a Realogy Corporation), a Delaware limited liability company, and any successors thereto.
(c) Section 2.02(b) of the Note Purchase Agreement is hereby amended to delete “, provided that during a Term-Out Period, any Nonrenewing Purchaser's share of such Increase shall be funded from its Term-Out Period Account in accordance with Section 4.08 of the Series Supplement” from the third sentence thereto.

(d) Section 2.11 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
Section 2.11. Extension of Term. The Issuer may, at any time during the period which is no more than one hundred and fifty (150) days and no less than one hundred and twenty (120) days immediately preceding the Commitment Termination Date (as such Commitment Termination Date may have previously been extended pursuant to this Section 2.11), request that the then applicable Commitment Termination Date (the “Existing Termination Date”) be extended for an additional period of 364 days from the date that is ninety (90) days immediately preceding the Existing Termination Date. Any such request shall be in writing and delivered to each Managing Agent, and shall be subject to the following conditions: (a) at no time will any Committed Purchaser's Commitment have a remaining term of more than 364 days and, if any such request would result in any Committed Purchaser's Commitment having a remaining term of more than 364 days, such request shall be deemed to have been made for such number of days so that, after giving effect to such extension on the date requested, such remaining term will not exceed 364 days, and (b) none of the Committed Purchasers shall have any obligation to extend the Commitment Termination Date at any time. Each Managing Agent will (on behalf of the related Committed Purchasers) respond to any such request by providing a response to the Issuer, the Servicer and each other Managing Agent not later than ninety (90) days prior to the Existing Termination Date, provided, that a failure by any Managing Agent to respond on or before the ninetieth day prior to the Existing Termination Date shall be deemed to be a rejection of the requested extension.
(d) Section 7.01 of the Note Purchase Agreement is hereby amended to delete clause (v) thereto and restate the rest of the first sentence thereto as follows:
(v) release the Performance Guarantor for obligations under the Performance Guaranty, (vi) waive the occurrence of any Amortization Event arising pursuant to clause (u), (v) or (w) of Section 6.01 of the Series Supplement, (vii) change (directly or indirectly) the definition of “Change in Control” or any defined term used in such definition or (viii) modify the provisions of this Section 7.01.

6.
Waiver of Delivery. Each of the Managing Agents signatory hereto waives any prior notice or delivery requirement set forth in the Transaction Documents with respect to this Amendment (including, without limitation, pursuant to Section 10.02 of the Master Indenture).

7.
Conditions Precedent. This Amendment shall be effective upon (a) the Indenture Trustee's receipt of counterparts to (i) this Amendment, (ii) that certain Second Amended and Restated Fee Letter, dated the date hereof (the “Fee Letter”), by and among the Issuer, the Administrative Agent and the Managing Agents and (iii) that certain Structuring Fee Letter, dated the date hereof (the “Structuring Fee Letter”), by and between the Issuer and CA-CIB, in each case, duly executed by each of the parties thereto, (b) the Issuer's payment of all fees required to be paid on or prior to the date hereof in accordance with the Fee Letter and the Structuring Fee Letter in accordance with the terms thereof and (c) the Issuer's payment and/or reimbursement, to the extent invoiced, of the Administrative Agent's, each Managing Agent's and each Purchaser's reasonable costs and expenses incurred in connection with this Amendment and the other Transaction Documents.

8.
GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

9.
Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

10.
References to and Effect on Affected Documents. On and after the date hereof: (i) all references in any Affected Document to “this Agreement,” “hereof,” “herein” or words of similar effect referring to such Affected Document shall be deemed to be references to such Affected Document as amended by this Amendment; (ii) each reference in any of the Affected Documents to any other Affected Document and each reference in any of the other Transaction Documents among the parties hereto to any of the Affected Documents shall each mean and be a reference to such Affected Document as amended by this Amendment; and (iii) each reference in any Transaction Document among the parties hereto to any of the terms or provisions of an Affected Document which are redefined or otherwise modified hereby shall mean and be a reference to such terms or provisions as redefined or otherwise modified by this Amendment; provided, that, notwithstanding the foregoing or any other provisions of this Amendment, the amendments contained in this Amendment shall not be effective to (x) modify on a retroactive basis any representations or warranties previously made under any Affected Document with respect to Receivables transferred or purported to have been transferred prior to the date hereof, which representations and warranties shall continue to speak as of the dates such Receivables were transferred and based on the terms and provisions of the Affected Documents as in effect at such time or (y) otherwise modify the terms of any transfer or purported transfer of any Receivable transferred or purported to be transferred pursuant to an Affected Document prior to the date hereof.

11.
Reaffirmation of Performance Guaranty. Effective as of the date hereof, Realogy, in its capacity as the Performance Guarantor under the Performance Guaranty, hereby consents to this Amendment and acknowledges and agrees that the Performance Guaranty remains in full force and effect is hereby reaffirmed, ratified and confirmed.

12.
No Waiver. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Affected Documents other than as set forth herein, each of which Affected Documents, as modified hereby, remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

13.	Issuer Representations re: Outstanding Series. As of the date hereof, the Issuer represents and warrants that the Series 2011-1 Notes are the only Notes outstanding under the Master Indenture.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

CARTUS CORPORATION

By:	/s/ ERIC J. BARNES
	Name:	Eric J. Barnes
	Title:	Senior Vice President and Chief Financial Officer

CARTUS FINANCIAL CORPORATION

By:	/s/ ERIC J. BARNES
	Name:	Eric J. Barnes
	Title:	Senior Vice President and Chief Financial Officer

APPLE RIDGE SERVICES CORPORATION

By:	/s/ ERIC J. BARNES
	Name:	Eric J. Barnes
	Title:	Senior Vice President and Chief Financial Officer

APPLE RIDGE FUNDING LLC

By:	/s/ ERIC J. BARNES
	Name:	Eric J. Barnes
	Title:	Senior Vice President and Chief Financial Officer

REALOGY GROUP LLC

By:	/s/ ANTHONY E. HULL
	Name:	Anthony E. Hull
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Eighth Omnibus Amendment

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee, Paying Agent, Authentication Agent and Transfer Agent and Registrar

By:	/s/ MICHELLE MOELLER
	Name:	Michelle Moeller
	Title:	Vice President

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent and a Managing Agent

By:	/s/ KOSTANTINA KOURMPETIS
	Name:	Kostantina Kourmpetis
	Title:	Managing Director

By:	/s/ SAM PILCER
	Name:	Sam Pilcer
	Title:	Managing Director

THE BANK OF NOVA SCOTIA, as a Managing Agent

By:	/s/ NORMAN LAST
	Name:	Norman Last
	Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Managing Agent

By:	/s/ ELIZABETH R. WAGNER
	Name:	Elizabeth R. Wagner
	Title:	Vice President

Signature Page to Eighth Omnibus Amendment

BARCLAYS BANK PLC, as a Managing Agent

By:	/s/ JOHN MCCARTHY
	Name:	John McCarthy
	Title:	Director

Signature Page to Eighth Omnibus Amendment